Exhibit 23.1

Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Lear Corporation’s previously filed Registration Statements on Form S-8 File Nos. 33-55783, 33-57237, 33-61739, 333-03383, 333-06209, 333-16413, 333-16415, 333-28419, 333-59467, 333-62647, 333-78623, 333-94787 and 333-94789, Form S-3 File Nos. 333-16341, 333-43085 and 333-38574 and Form S-4 File No. 333-81255.

/s/ ARTHUR ANDERSEN LLP

Detroit, Michigan
March 5, 2001.

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